Exhibit 99.1

Fitbit Reports $712M Q415 and $1.86B FY15 Revenue; Guides to $2.4 to $2.5B Revenue in FY16
Guides FY16 Non-GAAP Gross Margin of 48.5% to 49.0%

SAN FRANCISCO – February 22, 2016 – Fitbit, Inc. (NYSE:FIT) the leader in the connected health and fitness market, today reported revenue of $711.6 million, GAAP diluted net income per share of $0.26, non-GAAP diluted net income per share of $0.35, and adjusted EBITDA of $125.3 million, for its fourth quarter of 2015.

For the full-year 2015, the company reported revenue of $1.86 billion, GAAP diluted net income per share of $0.75, non-GAAP diluted net income per share of $1.07, and adjusted EBITDA of $389.9 million.

“We believe we are beginning 2016 with strong customer engagement and retention, an accelerating pace of innovation and competitive differentiation, and a foundation of significant revenue growth and profitability in 2015,” said James Park, Fitbit co-founder and CEO. “I am very optimistic about our growth opportunities and long-term vision as a broader digital health company.”

Fourth Quarter and Full Year 2015 Financial Summary

	As of or For the Three Months Ended December 31,		As of or For the Year Ended December 31,
In millions, except percentages and per share amounts	2014	2015	2014	2015
GAAP Results
Revenue	$370.2	$711.6	$745.4	$1,858
Gross margin	46.2%	48.9%	48.0%	48.5%
Net income	$39.2	$64.2	$131.8	$175.7
Diluted net income per share	$0.19	$0.26	$0.63	$0.75
Non-GAAP Results
Gross margin	45.9%	48.8%	50.7%	48.5%
Net income	$43.8	$87.4	$114.1	$254.1
Diluted net income per share	$0.21	$0.35	$0.56	$1.07
Adjusted EBITDA	$75.6	$125.3	$191.0	$389.9
Devices Sold	5.3	8.2	10.9	21.4
Active Users			6.7	16.9
Registered Device Users			11.0	29.0
For additional information regarding the non-GAAP financial measures, see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Fourth Quarter 2015 Financial Highlights

•	Sold 8.2 million connected health and fitness devices

•	Q415 revenue increased 92% year-over-year; adjusted EBITDA increased 66%

•	U.S. comprised 75% of Q4 revenue; EMEA 12%, APAC 8%, and Other Americas 5%

•	U.S. revenue grew 100% year-over-year; EMEA 191%, APAC 6%, and Other Americas 77%

•	Newer products, Fitbit ChargeTM, Fitbit Charge HRTM and Fitbit SurgeTM, comprised 79% of revenue

•	Q4 non-GAAP gross margin adjusted for foreign currency exchange rate impact was 50.0%

•	Non-GAAP operating expenses comprised 32.2% of revenue in Q415, compared to 25.9% in Q414 and 28.6% in Q315

Full-Year 2015 Financial Highlights

•	Sold 21.4 million connected health and fitness devices

•	FY15 revenue increased 149% year-over-year; adjusted EBITDA increased 104%

•	U.S. comprised 74% of FY15 revenue; EMEA 11%, APAC 10%, and Other Americas 5%

•	U.S. revenue grew 146% year-over-year; EMEA 244%, APAC 110%, and Other Americas 139%

•	Cash, cash equivalents and marketable securities totaled $664.5 million at December 31, 2015, compared to $195.6 million at December 31, 2014 and $575.5 million at September 30, 2015

Fourth Quarter 2015 and Recent Fitbit Operational Highlights

•	Active users grew 152% to 16.9 million at year-end 2015 from 6.7 million at year-end 2014

•	Added 18.0 million new registered device users in 2015, of which 13.0 million, 72%, were active users at year-end; Total year-end 2015 registered device users was 29.0 million

•	Introduced Fitbit BlazeTM and Fitbit AltaTM. Fitbit Blaze won 18 top-pick awards at CES

•	Pre-order volume for Alta and Blaze exceeded internal forecasts; Blaze was already ranked 2nd last week in Amazon’s best selling smartwatches over $100

•	Introduced SmartTrackTM automatic exercise tracking

•	New partnerships with Public School, Westin and Thermos

•	R&D headcount grew to 624 at year-end 2015, comprising 57% of the company’s employees

•	Added 1,000 Fitbit Wellness enterprise customers in 2015

Outlook and Guidance
Fitbit expects full-year 2016 revenue in the range of $2.4 to $2.5B, driven by new product introductions and geographic expansion, with gross margins ranging from 48.5% to 49.0% driven by the margin profile of new products and related accessories. Operating margins reflect strategic investments expected in 2016 to further develop Fitbit’s Digital Health strategy, expand corporate wellness offerings, support 2017 and 2018 product roadmaps and further build out back office infrastructure to support increasing scale and global breadth, including migrating business systems to SAP.
Fitbit expects 2016 adjusted EBITDA ranging from $400 to $480 million, and non-GAAP diluted net income per share ranging from $1.08 to $1.20. Stock-based compensation is expected to be in the range of $85 to $95 million. Full-year 2016 guidance reflects an expected effective tax rate of approximately 30% which will vary depending on the mix between domestic and international revenue, and a fully diluted share count of 245 to 251 million.
For the first quarter 2016, Fitbit expects several dynamics to drive results. For the first time in the company’s history, Fitbit will make a global launch of new products, Fitbit Blaze and Alta. Launching media campaigns around the world is expected to drive higher sales and marketing expenses for the quarter. Also, the timing of shipments into sales channels may result in the majority of reorders, especially for Alta, coming in the second quarter of 2016. The company also expects to incur additional manufacturing costs in the first quarter to maximize production of new products to meet expected demand, which is expected to impact gross margins in the quarter.
As a result, for the first quarter of 2016, Fitbit estimates revenue in the range of $420 million to $440 million. Non-GAAP gross margin is expected to be approximately 46.5%. First quarter adjusted EBITDA is projected to be in the range of $5 million to $16 million, and non-GAAP diluted net income per share is expected in the range of $0.00 to $0.02. Stock-based compensation expense is estimated at $18 million to $20 million. First quarter guidance reflects an expected tax rate of 30%, and a fully diluted share count of 244 to 246 million.
Webcast and Conference Call Information
Fitbit will host a conference call today at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time, to discuss its results. Investors may access a free, live webcast of the call through the Investor section of Fitbit’s website at investor.fitbit.com. The call can also be accessed by dialing (913) 312-6681, access code 3235468. A replay of the call will be archived on Fitbit’s website for the following six months.
Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our financial outlook for the first quarter 2016 and the full year of 2016, our investments in research and development and the impact of those investments, our competitive differentiation, and our global market opportunity. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the effects of the highly competitive market in which we operate, including competition from much larger technology companies; any inability to accurately forecast consumer demand and adequately manage our inventory; our ability to ship products on the timelines we anticipate and unexpected delays; product liability issues, security breaches or other defects, which may adversely affect product performance, our reputation and brand awareness and overall market acceptance of our products and services; quarterly and seasonal fluctuations; our reliance on third-party suppliers, contract manufacturers, and logistics providers, and our limited control over such parties; the ability of our channel partners to sell our products; market acceptance of our other products and services beyond wearable devices; the fact that the market for connected health and fitness devices is relatively new and unproven; litigation; privacy; and the impact of foreign currency exchange rates and other general market, political, economic and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our most recently filed Quarterly Report on Form 10-Q, which is available on our Investor Relations website at investor.fitbit.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the full year ended December 31, 2015. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP gross margin; non-GAAP operating expenses; non-GAAP operating income; non-GAAP net income; non-GAAP diluted shares; non-GAAP diluted net income per share; adjusted EBITDA; revenue excluding the effect of changes in foreign exchange rates; and non-GAAP gross profit and non-GAAP gross margin excluding the effect of changes in foreign exchange rates. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

There are limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically stock-based compensation expense, amortization of intangible assets, and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Guidance for non-GAAP financial measures excludes stock-based compensation, amortization of acquired intangible assets, and tax effects associated with these items. We have not reconciled guidance for non-GAAP gross margin, non-GAAP diluted shares, non-GAAP diluted net income per share, and adjusted EBITDA to their most directly comparable GAAP measures because items that impact these measures are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

The following are explanations of the adjustments that are reflected in one or more of our non-GAAP financial measures:

•
In March 2014, we recalled the Fitbit Force after some of our users experienced allergic reactions to adhesives in the wristband. This recall primarily impacted our results for the fourth quarter of 2013, the first quarter of 2014 and the fourth quarter of 2015.

•
Stock-based compensation expense relates to equity awards granted primarily to our employees. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

•	Revaluation of redeemable convertible preferred stock warrant liability is a non-cash charge that will not recur in the periods following our initial public offering.

•
Amortization of intangible assets relates to our acquisition of FitStar. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•	The change in contingent consideration relates to our acquisition of FitStar. This is a non-recurring benefit that has no direct correlation to the operation of our business.

•
Income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures in order to provide a more meaningful measure of non-GAAP net income.

•
Adjustment to shares includes the conversion of the redeemable convertible preferred stock into shares of common stock as though the conversion had occurred at the beginning of all periods presented, the shares issued in our initial public offering in June 2015, as if they had been outstanding since the beginning of the second quarter of 2015, and the shares issued in our follow-on offering in November 2015, as if they had been outstanding since the beginning of the fourth quarter of 2015.

•
We translated revenue and non-GAAP gross profit derived from non-U.S. dollar based transactions for the three months and full year ended December 31, 2015 using the exchange rates that were effective in the comparable prior year period to calculate revenue, non-GAAP gross profit, and non-GAAP gross margin to exclude the effect of changes in foreign exchange rates.

For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” table in this press release.

Registered Device Users
A user becomes a registered device user on the first day the user: (a) becomes a paid subscriber of Fitbit Premium, (b) becomes a paid subscriber to FitStar or (c) uses a health and fitness tracker or Aria scale with his or her Fitbit account. The user is counted only once on the first day of becoming a registered device user. The number of registered device users excludes users who have only downloaded our mobile apps without pairing a health and fitness tracker or Aria scale and users who have only downloaded free versions of FitStar but are not subscribers to its paid premium offerings.

About Fitbit, Inc. (NYSE:FIT)
Fitbit helps people lead healthier, more active lives by empowering them with data, inspiration and guidance to reach their goals. As the leader in the connected health and fitness category, Fitbit designs products and experiences that track everyday health and fitness. Fitbit’s diverse line of award-winning products includes Fitbit SurgeTM, Fitbit BlazeTM, Fitbit Charge HRTM, Fitbit AltaTM, Fitbit ChargeTM, Fitbit Flex®, Fitbit One® and Fitbit Zip® activity trackers, as well as the Aria® Wi-Fi Smart Scale. Fitbit products are carried in 50,000 retail stores and in 63 countries around the globe.
Fitbit, the Fitbit logo, Fitbit Surge, Fitbit Blaze, Fitbit Charge HR, Alta, Fitbit Charge, Fitbit Flex, Fitbit One, Fitbit Zip, Aria, PurePulse, SmartTrack, and FitStar are trademarks, service marks and/or registered trademarks of Fitbit, Inc. in the United States and in other countries. All other trademarks, service marks, and product names used herein are the property of their respective owners.
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Investor Contact:
Brad Samson, (415) 604-4106
investor@fitbit.com

Media Contact:
Jen Ralls, (415) 722-6937
PR@fitbit.com

FITBIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share amounts)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2014	2015	2014	2015
Revenue	$370,184	$711,570	$745,433	$1,857,998
Cost of revenue	199,290	363,271	387,776	956,935
Gross profit	170,894	348,299	357,657	901,063
Operating expenses:
Research and development	18,325	54,227	54,167	150,035
Sales and marketing	69,882	154,069	112,005	332,741
General and administrative	9,647	29,466	33,556	77,793
Change in contingent consideration	—	—	—	(7,704)
Total operating expenses	97,854	237,762	199,728	552,865
Operating income	73,040	110,537	157,929	348,198
Interest income (expense), net	(681)	43	(2,222)	(1,019)
Other expense, net	(8,212)	(101)	(15,934)	(59,230)
Income before income taxes	64,147	110,479	139,773	287,949
Income tax expense	24,907	46,314	7,996	112,272
Net income	$39,240	$64,165	$131,777	$175,677

Less: noncumulative dividends to preferred stockholders	(1,343)	—	(5,326)	(2,526)
Less: undistributed earnings attributable to participating securities	(29,358)	—	(98,103)	(59,133)
Net income attributable to common stockholders—basic	8,539	64,165	28,348	114,018
Add: undistributed earnings to dilutive participating securities	3,326	—	10,175	8,821
Net income attributable to common stockholders—diluted	$11,865	$64,165	$38,523	$122,839

Net income per share attributable to common stockholders:
Basic	$0.21	$0.30	$0.70	$0.88
Diluted	$0.19	$0.26	$0.63	$0.75
Weighted average shares used to compute net income per share attributable to common stockholders:
Basic	40,676	210,438	40,351	129,886
Diluted	63,742	245,009	61,179	164,213

FITBIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)
	December 31, 2014	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$195,626	$535,846
Marketable securities	—	128,632
Accounts receivable, net	238,859	469,260
Inventories	115,072	178,146
Prepaid expenses and other current assets	13,614	43,530
Total current assets	563,171	1,355,414
Property and equipment, net	26,435	44,501
Goodwill	—	22,157
Intangible assets, net	—	12,216
Deferred tax assets	42,001	83,020
Other assets	1,444	1,758
Total assets	$633,051	$1,519,066
Liabilities, Redeemable Convertible Preferred Stock,
and Stockholders’ Equity
Current liabilities:
Fitbit Force recall reserve	$22,476	$5,122
Accounts payable	195,666	260,842
Accrued liabilities	70,940	194,977
Deferred revenue	9,009	44,448
Income taxes payable	30,631	2,868
Long-term debt, current portion	132,589	—
Total current liabilities	461,311	508,257
Redeemable convertible preferred stock warrant liability	15,797	—
Other liabilities	12,867	29,358
Total liabilities	489,975	537,615

Redeemable convertible preferred stock	67,814	—
Stockholders’ equity
Common stock and additional paid-in capital	7,983	737,841
Accumulated other comprehensive income	37	691
Retained earnings	67,242	242,919
Total stockholders’ equity	75,262	981,451
Total liabilities, redeemable convertible preferred stock,
and stockholders’ equity	$633,051	$1,519,066

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2014	2015	2014	2015
Non-GAAP gross profit:
GAAP gross profit	$170,894	$348,299	$357,657	$901,063
Stock-based compensation expense	356	2,117	890	4,739
Impact of Fitbit Force recall	(1,227)	(3,715)	19,451	(5,755)
Intangible assets amortization	—	451	—	1,351
Non-GAAP gross profit	$170,023	$347,152	$377,998	$901,398

Non-GAAP gross profit as a percentage of revenue:
GAAP gross profit as a percentage of revenue	46.2%	48.9%	48.0%	48.5%
Stock-based compensation expense	0.1	0.3	0.1	0.3
Impact of Fitbit Force recall	(0.4)	(0.5)	2.6	(0.3)
Intangible assets amortization	—	0.1	—	—
Non-GAAP gross profit as a percentage of revenue	45.9%	48.8%	50.7%	48.5%

Non-GAAP research and development:
GAAP research and development	$18,325	$54,227	$54,167	$150,035
Stock-based compensation expense	(1,192)	(7,341)	(2,350)	(18,251)
Non-GAAP research and development	$17,133	$46,886	$51,817	$131,784

Non-GAAP sales and marketing:
GAAP sales and marketing	$69,882	$154,069	$112,005	$332,741
Stock-based compensation expense	(645)	(2,339)	(1,295)	(7,419)
Non-GAAP sales and marketing	$69,237	$151,730	$110,710	$325,322

Non-GAAP general and administrative:
GAAP general and administrative	$9,647	$29,466	$33,556	$77,793
Stock-based compensation expense	(1,166)	(3,543)	(2,269)	(10,615)
Impact of Fitbit Force recall	972	4,363	(3,389)	4,416
Intangible assets amortization	—	(82)	—	(245)
Non-GAAP general and administrative	$9,453	30,204	$27,898	$71,349

Non-GAAP operating expenses:
GAAP operating expenses	$97,854	$237,762	$199,728	$552,865
Stock-based compensation expense	(3,003)	(13,223)	(5,914)	(36,285)
Impact of Fitbit Force recall	972	4,363	(3,389)	4,416
Intangible assets amortization	—	(82)	—	(245)
Change in contingent consideration	—	—	—	7,704
Non-GAAP operating expenses	$95,823	$228,820	$190,425	$528,455

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2014	2015	2014	2015
Non-GAAP operating income:
GAAP operating income	$73,040	$110,537	$157,929	$348,198
Stock-based compensation expense	3,359	15,340	6,804	41,024
Impact of Fitbit Force recall	(2,199)	(8,078)	22,840	(10,171)
Intangible assets amortization	—	533	—	1,596
Change in contingent consideration	—	—	—	(7,704)
Non-GAAP operating income	$74,200	$118,332	$187,573	$372,943

Non-GAAP net income and net income per share:
Net income	$39,240	$64,165	$131,777	$175,677
Stock-based compensation expense	3,359	15,340	6,804	41,024
Impact of Fitbit Force recall	(2,199)	(8,078)	22,840	(10,171)
Revaluation of redeemable convertible preferred
stock warrant liability	6,451	—	13,272	56,655
Intangible assets amortization	—	533	—	1,596
Change in contingent consideration	—	—	—	(7,704)
Income tax effect of non-GAAP adjustments	(3,044)	15,423	(60,557)	(2,966)
Non-GAAP net income	$43,807	$87,383	$114,136	$254,111

GAAP diluted shares	63,742	245,009	61,179	164,213
Diluted effect of redeemable convertible preferred
stock conversion	139,851	—	139,642	65,903
Initial public offering shares	—	1,565	—	5,424
Other dilutive equity awards	1,756	—	1,786	901
Non-GAAP diluted shares	205,349	246,574	202,607	236,441
Non-GAAP diluted net income per share	$0.21	$0.35	$0.56	$1.07

Adjusted EBITDA:
Net income	$39,240	$64,165	$131,777	$175,677
Impact of Fitbit Force recall	(2,199)	(8,078)	22,840	(10,171)
Stock-based compensation expense	3,359	15,340	6,804	41,024
Revaluation of redeemable convertible preferred
stock warrant liability	6,451	—	13,272	56,655
Depreciation and intangible assets amortization	3,167	7,566	6,131	21,107
Change in contingent consideration	—	—	—	(7,704)
Interest (income) expense, net	681	(43)	2,222	1,019
Income tax expense	24,907	46,314	7,996	112,272
Adjusted EBITDA	$75,606	$125,264	$191,042	$389,879

Stock-based compensation expense:
Cost of revenue	$356	$2,117	$890	$4,739
Research and development	1,192	7,341	2,350	18,251
Sales and marketing	645	2,339	1,295	7,419
General and administrative	1,166	3,543	2,269	10,615
Total stock-based compensation expense	$3,359	$15,340	$6,804	$41,024

FITBIT, INC.
Revenue and Gross Margin on a Constant Currency Basis
(In thousands)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2014	2015	2014	2015

GAAP revenue	$370,184	$711,570	$745,433	$1,857,998
Foreign exchange effect		16,636		56,294
Revenue excluding foreign exchange effect		$728,206		$1,914,292
GAAP revenue year-over-year change		92%		149%
Revenue excluding foreign exchange effect year-over-year change		97%		157%

Non-GAAP gross profit	$170,023	$347,152	$377,998	$901,398
Foreign exchange effect		16,636		56,294
Non-GAAP gross profit excluding foreign exchange effect		$363,788		$957,692
Non-GAAP gross margin	45.9%	48.8%	50.7%	48.5%
Non-GAAP gross margin excluding foreign exchange effect		50.0%		50.0%

FITBIT, INC.
Revenue by Geographical Region
(In thousands)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2014	2015	2014	2015

United States	$266,220	$532,363	$562,553	$1,381,152
Americas excluding United States	21,422	37,844	38,576	92,252
Europe, Middle East, and Africa	29,168	84,786	60,699	208,767
APAC	53,374	56,577	83,605	175,827
Total	$370,184	$711,570	$745,433	$1,857,998